POWER OF ATTORNEY

            Know all by these
presents that Kenneth H. Paulus,
does hereby make, constitute
and appoint Heidi S. Allen,
David P. Jones, John Stair,
Derrick Helton and Arthur
Carpentier, or any one of them,
as a true and lawful attorney-in-fact
of the undersigned with full powers
of substitution and revocation, for
and in the name, place and stead of
the undersigned (in the undersigned?s
individual capacity), to execute and
deliver such forms that the undersigned
 may be required to file with the
U.S. Securities and Exchange Commission
as a result of the undersigned?s
ownership of or transactions in
securities of Team Health Holdings
Inc. (i) pursuant to Section 16(a)
of the Securities Exchange Act of 1934,
as amended, including without
limitation, statements on Form 3,
Form 4 and Form 5 (including any
amendments thereto) and (ii) in
connection with any applications
for EDGAR access codes, including
without limitation the Form ID.
The Power of Attorney shall remain
in full force and effect until
the undersigned is no longer
required to file Forms 3, 4 and
5 with regard to the undersigned?s
ownership of or transactions in
securities of Team Health Holdings Inc., unless earlier revoked in writing. The undersigned acknowledges that Heidi S.
Allen, David P. Jones, John Stair,
Derrick Helton and Arthur
Carpentier are not assuming
any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


By: 	/s/ Kenneth H.  Paulus


Date: June 26, 2015